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                                                                   EXHIBIT 10.18
To:      First Alliance Mortgage Company Limited
         c/o First Alliance Mortgage Corporation
         17305 Von Karman Avenue
         Irvine
         California 92714-6203
         USA

For the attention of:  Mark Mason
                                                                  February, 1998

Dear Sirs,

25,000,000 POUND CREDIT AGREEMENT DATED 18TH AUGUST, 1997 BETWEEN FIRST ALLIANCE MORTGAGE COMPANY LIMITED AND PRUDENTIAL SECURITIES CREDIT CORPORATION (THE "AGREEMENT")

We refer to the Finance Documents and, in accordance with Clause 23 (Amendments and Waivers) of the Agreement, by your countersignature to this letter it is agreed that, from the date of this letter:

(i) the following definition shall be inserted in Clause 1 (Interpretation) after the end of the definition of "Advance":

         ""AVAILABLE COMMITMENT" means the lesser of:

         (i)      the Commitment; and

         (ii) 101,000,000 pounds less the aggregate principal amount in sterling, calculated at the sterling spot rate of exchange between sterling and US Dollars for the day prior to the date of calculation which is quoted on the relevant Bloomberg page which lists world currency rates of exchange (or such other page as may replace that page and is nominated by the Lender), of all the advances made by Prudential Securities Realty Funding Corporation to the Guarantor under the US Facility which are for the time being outstanding thereunder;";

(ii)     the following definitions shall be inserted in Clause 1
         (Interpretation) after the end of the definition of "Trust Receipt":

         ""US DOLLARS" means the lawful currency for the time being of the United States of America;

         "US FACILITY" means the interim warehouse and security agreement dated 29th October, 1993 between Prudential Securities Realty Funding Corporation and the Guarantor, as amended from time to time;";

(iii) the definition of "COMMITMENT" in the Agreement shall be deleted and replaced with the following definition:

         ""COMMITMENT" means 50,000,000 pounds to the extent not cancelled or reduced under this Agreement;";

(iv) Clause 2.1 (The Facility) of the Agreement shall be deleted and replaced with the following:

         "2.1 Subject to the terms of this Agreement the Lender grants to the Borrower a sterling credit facility in an aggregate principal amount of up to 50,000,000 pounds.";

(v) Clause 2.3 (The Facility) of the Agreement shall be amended by the addition of the word "Available" after the word "its";

(vi) Clause 5.2(c) (Completion of Requests) of the Agreement shall be amended by the addition of the word "Available" after the word "the"; and

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(vii)    all other references in the Finance Documents to "25,000,000 pounds"
         shall be deleted and replaced WITH "up to 50,000,000 pounds".

Save as expressly defined herein, capitalised terms defined in the Agreement shall have the same meanings in this letter as in the Agreement.

We agree that, except as otherwise provided herein, all Finance Documents remain in full force and effect.

This letter is a Finance Document, is governed by English law and may be signed in one or more counterparts, all of which shall constitute one document.

Yours sincerely,

 .................................
For and on behalf of
PRUDENTIAL SECURITIES
CREDIT CORPORATION


We agree to the above.

 .................................
For and on behalf of
FIRST ALLIANCE MORTGAGE
COMPANY LIMITED



The undersigned, as Guarantor under the Guarantee, dated as of August 18, 1997 (the "GUARANTEE"), hereby acknowledges and consents to the foregoing amendment, notwithstanding that such acknowledgement and consent is not required by the terms of the Guarantee and is being provided for the convenience of the parties.

FIRST ALLIANCE MORTGAGE COMPANY
as Guarantor

By:      ..................................
         Name:
         Title: